$300,000,000

SPX CORPORATION

6¼% Senior Notes Due 2011

Underwriting Agreement

June 5, 2003

J.P. Morgan Securities Inc.

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

SPX Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”) $300,000,000 principal amount of its 6¼% Senior Notes due 2011 (the “Securities”). This Underwriting Agreement is sometimes referred to herein as this “Agreement”. The Securities will be issued pursuant to an Indenture dated December 27, 2002 (the “Base Indenture”) as supplemented by the Second Supplemental Indenture dated June 16, 2003 (the “Supplemental Indenture” and together with the Base Indenture the “Indenture”) between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”).

1.    Registration Statement.    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-86538), including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the date and time the Registration Statement became effective.

2.    Purchase of the Securities by the Underwriters.    (a) The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price equal to 98.25% of the principal amount thereof plus accrued interest, if any, from June 16, 2003 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)  Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on June 16, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(c)  Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business prior to the Closing Date.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)  Registration Statement and Prospectus. The Registration

Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)    Incorporated Documents.    The documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    Financial Statements.    The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and the unaudited pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, and comply as to form in all material respects with Rule 11-02 of Regulation S-X, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

(d)    No Material Adverse Change.    Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) except for subsequent issuances, if any, pursuant to this Agreement, employee benefit plans, the exercise of convertible securities or options, or borrowings or repayments under the Company’s long-term debt, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(e)    Organization and Good Standing.    The Company and each of its significant subsidiaries as defined in Rule 1-02 of Regulation S-X, as calculated by the Company using December 31, 2002 financial data and identified in Schedule 2 hereto (each, a “Subsidiary”), have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

(f)    Capitalization.    All the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except in the case of any foreign subsidiary, for any directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for shares of capital stock of subsidiaries pledged under the Senior Credit Agreement (as defined below).

(g)    Due Authorization.    The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)    The Indenture.    The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles whether such principles are considered in a proceeding at law or in equity relating to enforceability (collectively, the “Enforceability Exceptions”).

(i)    The Securities.    The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Descriptions of Documents.    The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(l)    No Violation or Default.    Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)    No Conflicts.    The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)    No Consents Required.    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o)    Legal Proceedings.    Except as described in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, contemplated by any governmental or regulatory authority or threatened by others.

(p)    Arthur Andersen.    Arthur Andersen LLP audited the consolidated financial statements of the Company as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, included and incorporated by reference into the Registration Statement and the Prospectus. Arthur Andersen LLP’s report with respect thereto is also included in the Registration Statement and the Prospectus.

Arthur Andersen LLP has not audited or reviewed any financial statements of the Company as of any date or for any period subsequent to March 31, 2002.

(q)    Independent Accountants.    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the applicable rules and regulations thereunder adopted by the Commission. Based on the Company’s knowledge and representations made to it by Arthur Andersen LLP, at all times that Arthur Andersen LLP was engaged by the Company, Arthur Andersen LLP was independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission.

(r)    S-K Compliance.    The information set forth under the Annual Report in Form 10-K for the Company for the year ended December 31, 2002, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and the section entitled “Executive Compensation” in the Proxy Statement for the year ended December 31, 2002 conforms in all material respects with the disclosure requirements of Regulation S-K.

(s)    Arthur Andersen Opinions.    Arthur Andersen LLP’s reports on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. Arthur Andersen LLP’s report refers to the Company’s adoption on January 1, 2001 of the Financial Accounting Standards Board Opinion No. 133.

(t)    No Disagreements.    During the Company’s fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 7, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s reasonable satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

(u)    Investment Company Act.    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v)    Title to Real and Personal Property.    The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)    Title to Intellectual Property.    The Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for such rights the failure of which to have would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company and its Subsidiaries, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except for notices the contents of which if accurate would not reasonably be expected to have a Material Adverse Effect.

(x)    Taxes.    The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(y)    Licenses and Permits.    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement or the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except for notices the content of which if accurate would not reasonably be expected to have a Material Adverse Effect.

(z)    No Labor Disputes.    Except as otherwise described in the Registration Statement or the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(aa)    Compliance With Environmental Laws.    Except as otherwise disclosed in the Registration Statement or the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement or the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb)    Insurance.    Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(cc)    Statistical and Market Data.    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(dd)    Compliance With ERISA.    Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statute, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for thee purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ee)    Accounting Controls.    The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that in all material respects (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)    No Unlawful Payments.    Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)    Solvency.    On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debt and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the

Company is or would become unable to satisfy.

(hh)    No Restrictions on Subsidiaries.    Except as otherwise disclosed in the Registration Statement or Prospectus, and except for the encumbrances and restrictions described under “Description of notes—Certain covenants—Limitation or restrictions on distributions from restricted subsidiaries”, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any non-material encumbrances or restrictions.

4.    Further Agreements of the Company.    The Company covenants and agrees with each Underwriter that:

(a)    Filings with the Commission.    The Company will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day agreed to by the parties hereto in such quantities as the Representative may reasonably request.

(b)    Delivery of Copies.    The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements.    Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects unless the Company is required by law to make such filing.

(d)    Notice to the Representative.    The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance of the Prospectus.    If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f)    Blue Sky Compliance.    The Company will use its reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement.    The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market.    During the period from the date hereof through and including the date that is 30 days after the due date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year. Notwithstanding the foregoing, the Company may repurchase any outstanding debt securities to the extent required or permitted by the terms of such debt securities.

(i)    Use of Proceeds.    The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading “Use of Proceeds”.

(j)    No Stabilization.    The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)    Filing of Exchange Act Documents.    The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

5.    Conditions of Underwriters’ Obligations.    The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order.    If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Representations and Warranties.    The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade.    Subsequent to the execution and delivery of this Agreement and prior to and including the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change.    Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e)    Officer’s Performance Certificate.    The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct in all material respects and that the Company has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)    Officer’s Disclosure Certificate.    The Representative shall have received on and as of the Closing Date a certificate of the Chief Financial Officer in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex

A hereto.

(g)    Officer’s Accounting Certificate.    The Representative shall have received on and as of the Closing Date a certificate of the Chief Financial Officer of the Company to the effect set forth in Annex B hereto.

(h)    Deloitte & Touche LLP Comfort Letter.    On the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(i)    Opinion of Counsel for the Company.    Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex C hereto. In rendering such opinions, counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of official jurisdictions having custody of documents respecting the corporate existence or good standing of the Company or any of its subsidiaries.

(j)    Opinions of Counsel for the Underwriters.    The Representative shall have received on and as of the Closing Date opinions of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)    No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l)    Good Standing.    The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its respective jurisdiction of organization in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)    Additional Documents.    On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the

Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.    Indemnification and Contribution.

(a)  Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)  Indemnification of the Company.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information identified in Section 12 hereof as being provided by the Underwriters.

(c)  Notice and Procedures.    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified

Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  Contribution.    If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  Limitation on Liability.    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)  Non-Exclusive Remedies.    The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.  Termination.    This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

8.  Defaulting Underwriter.    (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9.  Payment of Expenses.    (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters not to exceed $5,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the reasonable fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)  If (i) this Agreement is terminated pursuant to Section 7(ii), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than as a result of Section 7 or 8) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than as a result of Section 7 or 8), the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

10.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

11.    Survival.    The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

12.    Underwriters’ Information.    The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) consists of the following: the third paragraph concerning the price of the notes, the third and fourth sentences of the fifth paragraph concerning market making by the Underwriters, the sixth paragraph concerning overallotment, stabilizing transactions and syndicate covering transactions of the section titled “Underwriting” in the Prospectus.

13.    Certain Defined Terms.    For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.    Miscellaneous.    (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b)  Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention Gerry Murray. Notices to the Company shall be given to it at 13515 Ballantyne Corporate Place, Charlotte, North Carolina, 28277 (fax: 704-752-4405), Attention: Christopher J. Kearney, with a copy to Fried, Frank, Harris, Shriver & Jacobson, at One New York Plaza, New York, New York 10004, Attention: Aviva Diamant (fax: 212-859-8587).

(c)  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)  Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)  Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)  Counterparts.    This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

*    *    *

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SPX CORPORATION

By:	/S/ PATRICK J. O’LEARY

Title: Vice President of Finance, Treasurer and Chief Financial Officer

Accepted: June 5, 2003

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/S/ JOHN ABRAHAM, VP

Authorized Signatory

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$ 90,000,000
Goldman, Sachs & Co.	52,500,000
Lazard Freres & Co. LLC	52,500,000
Lehman Brothers Inc.	52,500,000
UBS Warburg LLC	52,500,000

Total	$300,000,000

Schedule 2

Significant Subsidiaries

AMCA/Koehring Company

United Dominion Industries, Inc.

Waukesha Electric Systems, Inc.

Edward Systems Technology, Inc.

International Subsidiary Corporation

SPX Subco Three, Inc.

SPX Corporation

J.P. Morgan Securities Inc.

    As Representative of the

    several underwriters listed

    in Schedule 1 to the Underwriting Agreement

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Re:	Officers’ Disclosure Certificate pursuant to Section 5(f)

of the Underwriting Agreement

Ladies and Gentlemen:

Reference is made to the offering by SPX Corporation, a Delaware corporation (the “Company”) of $300,000,000 aggregate principal amount of 6¼% Senior Notes due 2011, pursuant to the terms of the Underwriting Agreement, dated June 5, 2003 (the “Underwriting Agreement”) among the Company and the underwriters named therein. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Underwriting Agreement. The undersigned, Patrick J. O’Leary, the duly appointed Vice President Finance, Treasurer and Chief Financial Officer of the Company, pursuant to Section 5(f) of the Underwriting Agreement, hereby certifies, in his official not individual capacity, that, as of the date hereof:

1.    I have reviewed the annual report on Form 10-K for the fiscal year ended December 31, 2002, the quarterly reports on Form 10-Q for three month period ended March 31, 2003, the current reports on Form 8-K filed on January 3, 2003, February 13, 2003 and April 22, 2003 and the definitive proxy statement on Schedule 14A filed on March 24, 2003 of the Company (the “Covered Reports”), all of which are incorporated by reference into the Registration Statement and the Prospectus.

2.    Based on my knowledge, the Covered Reports, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by the Covered Reports, the Registration Statement and the Prospectus.

3.    The financial statements, and other financial information included in the Covered Reports, the Registration Statement and the Prospectus, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Covered Reports, the Registration Statement and the Prospectus.

4.    One or more of the Company’s other officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and we have:

a.  designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Form 10-Q for the quarter ended

March 31, 2003 and the Prospectus were being prepared;

b.  evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the quarterly report on Form 10-Q for the quarter ended March 31, 2003 (the “Evaluation Date”); and

c.  presented in the quarterly report on Form 10-Q for the quarter ended March 31, 2003 our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5.    One or more of the Company’s other officers and I have disclosed, based on our most recent evaluation the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent function):

a.  all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weakness in internal controls; and

b.  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

6.    One or more of the Company’s other officers and I have indicated in the latest quarterly report on Form 10-Q for the quarter ended March 31, 2003 whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated as of this     th day of June 2003.

Patrick J. O’Leary Vice President, Finance, Treasurer and Chief Financial Officer

SPX Corporation

J.P. Morgan Securities Inc.

    As Representative of the

    several underwriters listed

    in Schedule 1 to the Underwriting Agreement

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Re:	Officers’ Accounting Certificate pursuant to Section 5(g)

of the Underwriting Agreement

Ladies and Gentlemen:

Reference is made to the offering by SPX Corporation, a Delaware corporation (the “Company”) of $300,000,000 aggregate principal amount of 6¼% Senior Notes due 2011, pursuant to the terms of the Underwriting Agreement, dated June 5, 2003 (the “Underwriting Agreement”) among the Company and the underwriters named therein. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Underwriting Agreement. The undersigned, Patrick J. O’Leary, the duly appointed Vice President Finance, Treasurer and Chief Financial Officer of the Company pursuant to Section 5(g) of the Underwriting Agreement, hereby certifies, in his official not individual capacity, on behalf of the Company that, as of the date hereof:

1.    Arthur Andersen LLP audited the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included and incorporated by reference into the Registration Statement and the Prospectus. Arthur Andersen LLP’s report with respect thereto is also incorporated by reference in the Registration Statement and the Prospectus.

2.    Based on the Company’s knowledge and representations made to the Company by Arthur Andersen LLP, at all times that Arthur Andersen LLP was engaged by the Company, it was independent certified public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the “Act”), and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”).

3.    Arthur Andersen LLP has not audited or reviewed any financial statements of the Company as of any date or for any period subsequent to March 31, 2002.

4.    During the Company’s fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 7, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s reasonable satisfaction, would have cause Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Dated as of this     th day of June 2003.

[Name]

[Title]

Annex C

Form of Opinion of Counsel for Fried, Frank, Harris, Shriver & Jacobson

1.    The Registration Statement has been declared effective under the Securities Act of 1933, as amended (the “Act”); any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission under the Act; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

2.    The Registration Statement and the Prospectus (other than (a) the financial statements, notes and schedules included in, incorporated by reference in or omitted from the Registration Statement or Prospectus, (b) the pro forma financial data and other information included in, incorporated by reference in or omitted from the Registration Statement or Prospectus, (c) other financial data and information included in, incorporated by reference in or omitted from the Registration Statement or Prospectus and (d) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act on Form T-1 included in the Registration Statement and (e) the documents incorporated by reference in the Registration Statement and Prospectus, as to which we express no opinion), as of their respective effective or issue dates, appeared on their faces to be appropriately responsive as to form in all material respects to the requirements of the Act and the rules and regulations thereunder.

3.    SPX Corporation (“the Company”) is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

4.    The Company has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Securities (the “Transaction Documents”).

5.    The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the enforceability exceptions set forth in such counsel’s opinion.

6.    The Securities have been duly authorized, executed and delivered by the Company, and when duly authenticated and delivered by the Trustee and paid for as provided in the Underwriting Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the enforceability exceptions set forth in such counsel’s opinion.

7.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8.    The execution, delivery and performance by the Company of the Transaction Documents, the consummation of the transactions contemplated by the Underwriting Agreement and the issuance by the Company of the Securities in accordance with the terms of the Indenture (a) do not require under the federal laws of the United States of America, the laws of the State of New York or the Delaware General Corporation Law, any filing or registration by the Company with, or approval or consent of, any governmental agency or authority of the United States of America, the State of New York or the State of Delaware that has not been made or obtained except (i) such consents, approvals, authorizations, registrations and qualifications as have been obtained under the Act and the TIA and (ii) such consents, approvals, authorizations, registrations and qualifications as may be required under state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc., (b) do not contravene any provision of the certificate of incorporation or by-laws of the Company, and (c) do not (i) violate any present law or regulation of any governmental agency or authority of the United States of America or the State of New York or the State of Delaware with respect to the Delaware General Corporation Law known by us to be applicable to the Company or (ii) do not breach or cause a default under any agreement listed as an exhibit to the Company’s most recent Form 10-K or violate any court decree or order binding upon the Company or its properties (the opinion in clause (c)(ii) being limited (x) to those decrees or orders, if any, that have been identified to us in an officer’s certificate attached to this opinion and (y) in that we express no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation), except for such conflicts, violations, breaches and defaults which would not reasonably be expected to have a material adverse effect on the Company.

9.    To our knowledge, except as discussed in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party that could reasonably be expected to have a material adverse effect on the Company after taking into effect available insurance and indemnification rights. In rendering the foregoing opinion, we have interviewed the general counsel and the internal counsel at the Company in charge of litigation and the Company’s environmental, health and safety director regarding environmental matters, reviewed summary charts setting forth the reserves for each of the Company’s ongoing environmental matters and endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company or any of its subsidiaries or of their transactions, or any other investigation or inquiry with respect to the foregoing statement.

10.    The statements included in the Prospectus under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Material U.S. federal income tax considerations,” insofar as they purport to describe the provisions of the United States federal tax laws referred to therein, have been reviewed by us and are accurate and fair summaries in all material respects.

11.    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act.

Such counsel shall state that, in the course of the preparation by the Company and its counsel of the Registration Statement and the Prospectus (other than the documents incorporated by reference therein), such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company. Between the effective date of the Registration Statement and the time of delivery of this letter, such counsel participated in additional conferences with certain officers and representatives of the Company at which the contents of the Registration Statement and the Prospectus were discussed to a limited extent. Such counsel did not participate in the preparation of any documents incorporated by reference in the Registration Statement and the Prospectus. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent provided in paragraph 10 above, and has made no independent check or verification thereof. Subject to the foregoing and on the basis of the information such counsel obtained in the course of the performance of the services referred to above, including information obtained from officers and other representatives of the Company, no facts have come to such counsel’s attention that cause it to believe that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, no facts have come to such counsel’s attention in the course of the proceedings described in the second sentence of this paragraph that caused it to believe that the Prospectus, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, such counsel expresses no view or belief with respect to (a) the financial statements, notes and schedules included in, incorporated by reference in or omitted from the Registration Statement or Prospectus, (b) the pro forma financial data and other information included in, incorporated by reference in or omitted from the Registration Statement or Prospectus, (c) other financial data and information included in, incorporated by reference in or omitted from the Registration Statement or Prospectus and (d) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act on Form T-1 included in Registration Statement.

The opinion of Fried, Frank, Harris, Shriver & Jacobson described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.